Independent Auditor's Consent

We consent to the use in the Registration Statement of CDX.Com Incorporated on
Form S-1 of our report dated April 20, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial
Data" and "Experts" in such Prospectus.

ARONSON, FETRIDGE & WEIGLE, P.C.
August 10, 2001
Rockville, Maryland